Exhibit 99.1
Amendment No. 1, dated September 23, 2011, to Travelport Holdings Limited’s Disclosure
Statement for the Prepetition Solicitation of Votes with Respect to the Prepackaged Plan of
Reorganization of Travelport Holdings Limited, dated September 21, 2011
     This amendment, dated September 23, 2011 (this “Amendment”), amends and restates certain information in the Disclosure Statement, dated September 21, 2011, for the Prepetition Solicitation of Votes with Respect to the Prepackaged Plan of Reorganization of Travelport Holdings Limited (the “Disclosure Statement”). This Amendment forms a part of and should be read in conjunction with the Disclosure Statement, including all risk factors contained therein (as may be amended and restated by this Amendment). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Disclosure Statement.
     This Amendment updates, amends and restates certain information in the Disclosure Statement, and, accordingly, to the extent inconsistent, the information in this Amendment supersedes the information contained in the Disclosure Statement. Any statement that is updated or superseded shall not be deemed to constitute a part of the Disclosure Statement except as amended, restated and/or superseded by this Amendment. Information contained in the Disclosure Statement and not addressed in this Amendment remains unchanged.
     Copies of the Disclosure Statement may be obtained at no cost by contacting:
AlixPartners, LLP
2101 Cedar Springs Road, Suite 1100
Dallas, TX 75201
Attn: John Franks
1-888-369-6608

The language in the risk factor located at pages 39-40 in Section VI.C of the Disclosure Statement is amended and restated in its entirety as follows:
Trends in pricing and other terms of agreements among airlines and travel agencies have become less favorable to Travelport, and a further deterioration may occur in the future which could reduce Travelport’s revenue and margins.
          A significant portion of Travelport’s revenue is derived from fees paid by airlines for bookings made through Travelport’s GDS. Airlines have sought to reduce or eliminate these fees in an effort to reduce distribution costs. One manner in which they have done so is to differentiate the content, in this case, the fares and inventory, that they provide to Travelport and to Travelport’s GDS competitors from the content that they distribute directly themselves. In these cases, airlines provide some of their content to GDS, while withholding other content, such as lower cost web fares, for distribution via their own supplier.com websites unless the GDS agree to participate in a cost reduction program. Certain airlines have also threatened to withdraw content, in whole or in part, from individual GDS as a means of obtaining lower booking fees or, alternatively, to charge GDS to access their lower cost web fares. Airlines also have aggressively expanded their use of the direct online distribution model for tickets in the United States and in Europe in the last ten years, with such ticket sales generating more than 30% of revenue for airlines in the United States in 2008, compared to less than 3% of revenue in 1999. There also has been an increase in the number of airlines which have introduced unbundled, “à la carte” sales and optional services, such as fees for checked baggage or premium seats, which threaten to further fragment content and disadvantage GDS by making it more difficult to deliver a platform that allows travel agencies to shop for a single, “all-inclusive” price for travel.
          Travelport has entered into full-content agreements with most major carriers in the Americas and Europe, and a growing number of carriers in the Middle East and Africa, which provides Travelport with access to the full scope of fares and inventory which the carriers make available through direct channels, such as their own supplier.com websites, with a contract duration usually ranging from three to seven years. In addition, Travelport has entered into agreements with most major carriers in the Asia Pacific Region which provide it with access to varying levels of their content. Travelport may not be able to renew these agreements on a commercially reasonable basis or at all. If Travelport is unable to renew these agreements, it may be disadvantaged compared to Travelport’s competitors, and Travelport’s financial results could be adversely impacted. The full-content agreements have required Travelport to make significant price concessions to the participating airlines. If Travelport is required to make additional concessions to renew or extend the agreements, it could result in an increase in Travelport’s distribution expenses and have a material adverse effect on Travelport’s business, financial condition or results of operations. Moreover, as existing full-content agreements come up for renewal, there is no guarantee that the participating airlines will continue to provide their content to Travelport to the same extent or on the same terms as they do now. For example, Travelport’s contracts with two of the largest U.S. travel suppliers, US Airways and American Airlines, representing approximately 8% of transaction processing revenue for the year ended December 31, 2010, were up for renewal in 2011. On July 29, 2011, Travelport and American Airlines announced that the existing full content agreements between American and Travelport’s GDS, Apollo, Galileo and Worldspan, have been extended concurrently and are no longer due to expire in 2011. On August 28, 2011, Travelport announced that its existing content agreement with US Airways will continue well into 2012. Travelport is in discussions with American Airlines and US Airways to renew or extend their current full-content agreements with Travelport. In addition, certain full-content agreements may be terminated earlier pursuant to the specific terms of each agreement. A substantial reduction in the amount of content received from the participating airlines or changes in pricing options could also negatively affect Travelport’s revenue and financial condition. Equally, the removal of the discounts presently provided to these carriers under these agreements could also positively affect Travelport’s revenue and financial condition.
          In addition, GDS have implemented, in some countries, an alternative business and financial model, generally referred to as the “opt-in” model, for travel agencies. Under the “opt-in” model, travel agencies are offered the opportunity to pay a fee to the GDS or to agree to a reduction in the financial incentives to be paid to them by the GDS in order to be assured of having access to full content from participating airlines or to avoid an airline-imposed surcharge on GDS-based bookings. There is pressure on GDS to provide highly competitive terms for such “opt-in” models as many travel agencies are dual automated, subscribing to more than one GDS at any given time. The “opt-in” model has been introduced in a number of situations in parallel with full-content agreements between Travelport and certain airlines to recoup certain fees from travel agencies and to offset some of the discounts provided to airlines in return for guaranteed access to full content. The rate of adoption by travel agencies, where “opt-in” has been implemented, has been very high. If airlines require further discounts in connection with guaranteeing access to full content and in response thereto the “opt-in” model becomes widely adopted, Travelport could receive lower fees from the airlines. These lower fees are likely to be only partially offset by new fees paid by travel agencies and/or reduced inducement payments to travel agencies, which would adversely affect Travelport’s results of operations. In addition, if travel agencies choose not to opt in, such travel agencies would not receive access to full content without making further payment, which could have an adverse effect on the number of segments booked through Travelport’s GDS.

          The level of fees and commissions Travelport pays to travel agencies is subject to continuous competitive pressure as Travelport renews its agreements with them. If Travelport is required to pay higher rates of commissions, it will adversely affect Travelport’s margins.
The language in the risk factor located at page 42 in Section VI.C of the Disclosure Statement is amended and restated in its entirety as follows:
Travel suppliers are seeking alternative distribution models, including those involving direct access to travelers, which may adversely affect Travelport’s results of operations.
     Travel suppliers are seeking to decrease their reliance on third-party distributors, including GDS, for distribution of their content. For example, some travel suppliers have created or expanded efforts to establish commercial relationships with online and traditional travel agencies to book travel with those suppliers directly, rather than through a GDS. Many airlines, hotels, car rental companies and cruise operators have also established or improved their own supplier.com websites, and may offer incentives such as bonus miles or loyalty points, lower or no transaction or processing fees, priority waitlist clearance or e-ticketing for sales through these channels. In addition, metasearch travel websites facilitate access to supplier.com websites by aggregating the content of those websites. Due to the combined impact of direct bookings with the airlines, supplier.com websites and other non-GDS distribution channels, the percentage of bookings made without the use of a GDS at any stage in the chain between suppliers and end-customers, which Travelport estimates was approximately 58% in 2010, may continue to increase. In this regard, American Airlines terminated certain agreements with Orbitz Worldwide in November 2010, in pursuit of a direct connect relationship with American Airlines rather than Orbitz Worldwide making bookings through Travelport’s GDS. Although the agreements were subsequently extended and are no longer due to expire in 2011, legal action on the matter continues. In addition, efforts by other major airlines to encourage Travelport’s subscribers to book directly rather than through Travelport’s GDS will adversely affect Travelport’s results of operations.
     Furthermore, recent trends towards disintermediation in the global travel industry could adversely affect Travelport’s GDS business. For example, airlines have made some of their offerings unavailable to unrelated distributors, or made them available only in exchange for lower distribution fees. Some low cost carriers distribute exclusively through direct channels, bypassing GDS and other third-party distributors completely and, as a whole, have increased their share of bookings in recent years, particularly in short-haul travel. In addition, several travel suppliers have formed joint ventures or alliances that offer multi-supplier travel distribution websites. Finally, some airlines are exploring alternative global distribution methods developed by new entrants to the global distribution marketplace. Such new entrants propose technology that is purported to be less complex than traditional GDS, which they claim enables the distribution of airline tickets in a manner that is more cost-effective to the airline suppliers because no or lower inducement payments are paid to travel agencies. If these trends lead to lower participation by airlines and other travel suppliers in Travelport’s GDS, then Travelport’s business, financial condition or results of operations could be materially adversely affected.
     In addition, given the diverse and growing number of alternative travel distribution channels, such as supplier.com websites and direct connect channels between travel suppliers and travel agencies, as well as new technologies that allow travel agencies and consumers to bypass a GDS, increases in travel volumes, particularly air travel, may not translate in the same proportion to increases in volume passing through Travelport’s GDS, and Travelport may therefore not benefit from a cyclical recovery in the travel industry to a similar extent as other industry participants.